Exhibit 99.8

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: March 23, 2012                                                        THIRD POINT LLC

By: /s/ William Song
Name: William Song
Title: Attorney-in-Fact

Dated: March 23, 2012                                                        DANIEL S. LOEB

/s/ William Song
Name: William Song
Title: Attorney-in-Fact

Dated: March 23, 2012                                                        HARRY J. WILSON

/s/ William Song
Name: William Song
Title: Attorney-in-Fact

Dated: March 23, 2012                                                        MICHAEL J. WOLF

/s/ William Song
Name: William Song
Title: Attorney-in-Fact